Exhibit 10.1

FORBEARANCE AGREEMENT

FORBEARANCE AGREEMENT, dated as of May 20, 2011 (the “Effective Date”), by and among THE ORIGINAL SOUPMAN, INC., a Delaware corporation (“TOSI”); SOUPMAN, INC., a Delaware corporation (“Soupman”); INTERNATIONAL GOURMET SOUPS INC., a Delaware corporation (“International”); and PENNY FERN HART (“Lender”).

W I T N E S S E T H:

WHEREAS, Lender has previously made loans to Soup Kitchen International, Inc. (“SKII”), and the loans are more fully described on Schedule I attached hereto (the “Loans”);

WHEREAS, the Loans are currently in default in accordance with their respective terms;

WHEREAS, as security for the Loans, SKII and its subsidiaries, among other things, granted to Lender has a first priority lien on and security interest in all of the assets of SKII and such subsidiaries;

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of December 30, 2009, SKII assigned and transferred to TOSI substantially all of its assets and obligations and TOSI agreed, among other things, to be responsible for all obligations of SKII, including SKII’s obligations to Lender;

WHEREAS, TOSI caused to be filed a UCC financing statement evidencing Lender as secured party with a first priority security interest in all of TOSI’s assets;

WHEREAS, on December 15, 2010, TOSI became a direct wholly-owned subsidiary of Soupman; and

WHEREAS, Soupman, TOSI, and International have requested that Lender forbear in the exercise and enforcement of her rights and remedies under the documents and instruments evidencing the Loans and available at law or in equity, to afford them the opportunity to improve their operations and financial condition, and that each such party will derive material benefits from the forbearance of Lender, and Lender is willing to forbear from the exercise and enforcement of such rights and remedies for the period specified hereunder subject to full and complete compliance with, and fulfillment of the terms and conditions set forth herein, by Soupman, TOSI, and International.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Acknowledgements.  Each of Soupman, TOSI, and International (collectively, with such other subsidiaries or affiliates of Soupman that hereafter become party to this Agreement by executing a joinder to this Agreement, the “Soupman Entities”) hereby covenant, agree and acknowledge that:

(a) the Loans constitute the legal, valid and binding obligations of SKII, enforceable by Lender in accordance with their respective terms, and the security interests granted by SKII and its subsidiaries in their respective assets are the legal, valid and binding obligations of such parties;

(b) Schedule I accurately sets forth, as of the date hereof, the principal of, accrued but unpaid interest on, and all fees and expenses payable in respect of the Loans; for purposes of this Agreement, “Outstanding Balance” shall mean, collectively, (A) the outstanding aggregate principal amount of the Loans, (B) all unpaid accrued interest on the Loans as of the date hereof and all interest which hereafter accrues in accordance with the terms of the Loans, and (C) all of Lender’s costs and fees (including, without limitation, late fees and legal fees and expenses) in enforcing Lender’s rights in respect of the Loans;

(c) none of the Soupman Entities has any defenses, offsets and/or counterclaims against Lender and/or her agents in connection with the Loans or against the enforcement of the Loans, and the Soupman Entities shall not dispute or contest (or cause anyone else to dispute or contest) the validity or enforceability of the Loans or the priority, enforceability or extent of Lender’s security interest in, and lien on, the collateral securing the Loans, in any judicial, administrative or other proceeding, either during or following the termination or expiration of the Forbearance Period set forth herein;

(d) the Loans are in default on and as of the date of this Agreement and that there are no disputes as to the occurrence and continued existence of such defaults (the “Existing Defaults”);

(e) Lender has the right to payment of the Outstanding Balance, to immediately enforce its right to payment of the Outstanding Balance, to immediately enforce its security interests in the collateral securing the Loans, and to exercise all other rights, powers and remedies provided to Lender under the agreements and other documents evidencing the Loans and the security interests in the collateral at law, in equity and/or by statute;

(f) except as set forth in this Agreement, each of the agreements, instruments and documents evidencing the Loans, the guarantees of the Loans and the grant of security for the Loans (collectively, the “Loan Documents”) shall continue in full force and effect, without modification; nothing in this Agreement constitutes a release or discharge of SKII, any of its subsidiaries or any of the guarantors of the Loans (in connection with the Loans, the transfer of assets from SKII to TOSI or any other matter) or constitutes satisfaction, novation and/or modification of the Loans or any of the Loan Documents; and

(g) the remedies and rights granted to Lender herein are being granted to accommodate the needs and requests of the Soupman Entities, and such rights and remedies granted to Lender herein are in addition to the rights and remedies which Lender now has or may hereafter have against SKII and its subsidiaries and the existing guarantors of the Loans.

2. Guaranty; Joinders.

(a) In further consideration of the transfer of assets from SKII to TOSI and in consideration of the agreements of Lender set forth herein, TOSI and International (collectively, with such other subsidiaries or affiliates of Soupman that hereafter join in this guaranty by executing a joinder to this Agreement, the “TOSI Entities”), jointly and severally, guarantee the payment and performance in full of all obligations in respect of the Loans and grant to Lender a first priority lien on and security interest in and to all of their respective assets in order to secure their guarantee of the Loans, and as a condition to the execution of this Agreement by Lender, the TOSI Entities shall execute and deliver to Lender the secured guaranty (the “TOSI Entities Guaranty”) substantially in the form of Exhibit A attached hereto.  Each of the Soupman Entities represents and warrants that the TOSI Entities Guaranty constitutes the legal, valid and binding obligation of each of the TOSI Entities, jointly and severally, enforceable against each of the TOSI Entities in accordance with its terms.

(b) Each of the parties hereto covenants, agrees and acknowledges that it is their intention that Kiosk Concepts, Inc., a New York corporation (“Kiosk”), and at least a majority-owned subsidiary of TOSI, be a party to this Agreement as a Soupman Entity and to the TOSI Entities Guaranty as a TOSI Entity (as such terms are defined herein), but that Kiosk cannot execute this Agreement and the TOSI Entities Guaranty until such time it has been reinstated under the applicable provisions of the Business Corporation Law of the State of New York (the “BCL”).  Accordingly, each of the Soupman Entities covenants and agrees as follows:

(i) It shall proceed diligently to cause Kiosk to be reinstated under the BCL as soon as practicable, including paying all fees, taxes, penalties and interest necessary to complete such reinstatement;

(ii) Upon the reinstatement of Kiosk under the BCL, Kiosk shall execute and deliver to Lender a joinder to each of this Agreement and the TOSI Entities Guaranty pursuant to which Kiosk shall agree to become a party to this Agreement and the TOSI Entities Guaranty and to be bound by the respective obligations set forth therein, as if it had originally executed the same, such joinder to be substantially in the form of Exhibit E attached hereto (the “Joinder”);

(iii) The Soupman Entities shall comply with the covenants set forth in this Agreement and in the TOSI Entities Guaranty with respect to all assets purported to be owned by Kiosk as if such assets were owned by the Soupman Entities who have executed this Agreement and the TOSI Entities who have executed the TOSI Entities Guaranty;

(iv) Lender is hereby authorized to file all necessary financing statements under the UCC in order to perfect Lender’s security interests in the assets of Kiosk granted by Kiosk pursuant to the TOSI Entities Guaranty;

(v) The Soupman Entities shall provide to Lender all such closing documents as shall be reasonably requested by Lender in connection with the execution by Kiosk of the Joinder, including, without limitation, evidence of the authorization of the Board of Directors of Kiosk of the execution, delivery and performance by Kiosk of the Joinder; and

(vi) If Kiosk, for any reason, is not reinstated under the BCL and instead, the Soupman Entities organize a separate entity to own and operate the assets purported to be owned by Kiosk, the Soupman Entities shall cause such new entity to execute the Joinder and to become a party to this Agreement and the TOSI Entities Guaranty.

3. Forbearance.

(a) In consideration of the execution and delivery by the Soupman Entities of this Agreement and the performance of the Soupman Entities of their respective obligations set forth in this Agreement including, without limitation, the execution, delivery and performance of the agreements and instruments contemplated hereby, Lender agrees that so long as no Forbearance Default (as hereinafter defined) shall have occurred and be continuing, during the Forbearance Period (as hereinafter defined) Lender hereby agrees to forbear from exercising and enforcing against the Soupman Entities its rights, powers and remedies under the Loans and the TOSI Entities Guaranty by reason of the Existing Defaults; provided, however, that upon the occurrence of a Forbearance Default, Lender may exercise all of her rights and remedies with respect to the Existing Defaults and the Forbearance Default.

(b) On or after the Forbearance Termination Date (as hereinafter defined), Lender may (in her discretion) exercise all rights and remedies under the Loans and the TOSI Entities Guaranty which are the subject of the foregoing forbearance.  Nothing in this Agreement shall be construed to be a waiver or release by the Lender of, or acquiescence in, the Existing Defaults, and the Existing Defaults shall continue in existence, subject only to the Lender’s agreement, as set forth herein, not to enforce her remedies against the Soupman Entities for the period of time specified in this Agreement, subject to the conditions set forth herein.  The execution, delivery and performance of this Agreement shall not (i) constitute an extension, modification, renewal, release, discharge, satisfaction or waiver of any term or provision of the Loans or any guaranty thereof, (ii) except as expressly set forth herein, extend the terms of the Loans or the due date of any of the obligations under the Loans or any guaranty thereof, (iii) give rise to any obligation on the part of Lender to extend, modify, or waive any aspect of the Loans or any guaranty thereof, or (iv) give rise to any defenses or counterclaims to Lender’s right to compel payment of the Loans or any guaranty thereof, or otherwise enforce the agreements evidencing the Loans and the security for the Loans or any guaranty thereof.  Subject to the forbearance herein specified during the Forbearance Period, Lender hereby expressly reserves all of her rights and remedies under the Loans and any guaranty thereof and under applicable law with respect to the Existing Defaults.  From and after the Forbearance Termination Date, the Lender shall be entitled to enforce the Loans or any guaranty thereof in accordance with the respective terms of the Loans or any guaranty thereof.

(c) For purposes of this Agreement,

(i) “Forbearance Period” means the period commencing on the Effective Date and ending on the Forbearance Termination Date;

(ii) “Forbearance Termination Date” means the earliest to occur of (A) the close of business on the thirteen (13) month anniversary of the Effective Date, (B) the date which is two (2) Business Days subsequent to the notice to TOSI from Lender that a Forbearance Default has occurred, or (C) a Change in Control of Soupman;

(iii) “Change in Control” means a transaction or a series of related transactions pursuant to which (A) the persons constituting a majority of the Board of Directors of Soupman on the date of this Agreement shall have ceased to constitute a majority of the Board of Directors of Soupman without the consent of a majority of the Board of Directors in office on the date hereof, (B) a person or group of persons (as “group” is defined in the regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who do not currently have beneficial ownership of more than 50% of the outstanding voting stock of Soupman acquire, directly or indirectly, beneficial ownership of more than 50% of the outstanding voting stock of Soupman, (C) TOSI shall cease to be a wholly-owned subsidiary of Soupman, or (D) the Soupman Entities shall sell, transfer or assign all or substantially all of their assets taken as a whole; and

(iv) “Business Day” means a day other than a Saturday or Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law to close.

(d) In connection with all litigations originally commenced by Lender in respect of the claims against certain of the original guarantors of the Loans, as supplemented by counterclaims and third-party claims by the parties thereto, whether residing in state or federal court (collectively, the “Litigation”), during the Forbearance Period, Lender agrees to cooperate with counsel representing, inter alia, TOSI and Seb Rametta, in the Litigation and in the sole discretion of Lender to utilize such counsel also to represent Lender in the Litigation, without any additional cost to Lender for such counsel.  Notwithstanding the foregoing, Lender may, in her sole discretion, elect to utilize separate counsel to represent Lender in the Litigation, and in such event, the obligation of the Company and the TOSI Entities to reimburse Lender for enforcement costs shall continue.

4. Repayment of the Loans.  In consideration of Lender’s forbearance hereunder and pursuant to the TOSI Entities Guaranty, the TOSI Entities, jointly and severally, shall pay the following amounts against the Outstanding Balance:

(a) the TOSI Entities shall pay monthly installments in the amount of twenty-five thousand dollars ($25,000), commencing as of March 1, 2011, and continuing on the first (1st) calendar day of each calendar month thereafter, such installment to be applied first to accrued but unpaid interest and late fees, and the balance to be applied to the principal of the Loans, allocated among the Loans as Lender shall determine in her sole discretion;

(b) any of the TOSI Entities may prepay the Loans, in whole or in part, at any time, without premium or penalty;

(c) the Loans shall be immediately payable in full upon the occurrence of a Change in Control of Soupman or the occurrence of a Forbearance Default;

(d) if any of the Soupman Entities shall receive proceeds from (i) any sale of equity or debt securities (whether in a public or private offering, and excluding proceeds from the exercise of stock options of Soupman which are outstanding on the date hereof), or (ii) any borrowing of funds (other than trade payables), then the TOSI Entities shall make a mandatory payment of the Loans in cash in an amount equal to not less than twenty percent (20%) of the gross proceeds therefrom, such payment to be made not later than five (5) Business Days following receipt of such proceeds by any of the Soupman Entities;

(e) all prepayments and repayments of the Loans shall be applied first to the payment of accrued and unpaid interest and fees, and then to the principal of the Loans, as Lender shall determine in her sole discretion; and

(f) Lender shall provide TOSI with wire transfer instructions for the foregoing payments.

5. Consideration for Forbearance.  In addition to the agreements of Lender set forth elsewhere in this Agreement, as a condition of and as further consideration for Lender’s forbearance in enforcing the Loans as set forth in this Agreement, each of the Soupman Entities covenants and agrees as follows:

(a) Upon the execution of this Agreement, Soupman shall issue and deliver to Lender 500,000 shares (the “Vested Shares”) of common stock, par value $.001 per share, of Soupman (“Common Stock”), which Vested Shares shall be registered in the name of Lender, legally and validly issued and non-assessable, and fully vested in Lender, without restrictions or encumbrances other than restrictions or encumbrances imposed by applicable Federal and state securities laws;

(b) Upon the execution of this Agreement, Soupman shall issue to Lender 500,000 shares (the “Restricted Shares”) of Common Stock (evidenced by one certificate for 400,000 shares and one certificate for 100,000 shares) to be held in escrow as follows:

(i) unless earlier forfeited in accordance with clause (iii) below, the Restricted Shares shall fully vest in Lender on the Forbearance Termination Date, without restrictions or encumbrances other than restrictions or encumbrances imposed by applicable Federal and state securities laws;

(ii) following the vesting of the Restricted Shares, Lender shall treat the “Vested Value” (as hereinafter defined) of the Restricted Shares as a payment against the Outstanding Balance on and as of the “Valuation Date” (as hereinafter defined); provided, however, that if, on the Valuation Date (x) the Vested Value on the Valuation Date exceeds the Outstanding Balance on such date, Lender shall be entitled to retain all of the Restricted Shares and shall not be required to return to any of the Soupman Entities or SKII any of the Restricted Shares or the value thereof; and (y) if, after applying the Vested Value to the Outstanding Balance on the Valuation Date, there still remains an Outstanding Balance, the TOSI Entities shall continue to be liable for the payment of such Outstanding Balance in accordance with the terms of the Loan Documents, this Agreement and the TOSI Entities Guaranty unless, until and only to the extent that the actual amounts received by Lender from a sale of the Restricted Shares, or balance thereof, exceeds the then Outstanding Balance;

(iii) if the Outstanding Balance is paid in full prior to the Forbearance Termination Date, then 400,000 Restricted Shares shall be forfeited, cancelled, and returned to Soupman, and 100,000 Restricted Shares shall fully vest immediately in and be promptly delivered to Lender, without restrictions or encumbrances other than restrictions or encumbrances imposed by applicable Federal and state securities laws;

(iv) for purposes of this Agreement:

(1) “Vested Value” shall mean the average thirty-day daily volume-weighted average price (VWAP) of Soupman’s Common Stock for the thirty (30) trading days immediately preceding the Valuation Date;

(2) “Valuation Date” shall mean the date following the Forbearance Termination Date which is the earliest to occur of:  (A) the date on which the Outstanding Balance is indefeasibly paid in full; (B) the closing date of a public offering of the Common Stock of Soupman pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Act”), which covers all of the Restricted Shares; (C) the date on which Lender commences formal legal proceedings to enforce her rights and remedies under the TOSI Entities Guaranty; (D) the first date on which the vested Restricted Shares become eligible for resale pursuant to Rule 144 under the Act and the applicable volume limitations would permit Lender to sell not less than 50% of the Restricted Shares as of such date; or (E) the date on which Lender shall have sold all of the Restricted Shares.

(v) if, prior to the date on which the Restricted Shares vest, Soupman shall (A) declare and pay a dividend or make a distribution on the Common Stock in Common Stock, (B) subdivide or reclassify the outstanding Common Stock into a greater number of shares of Common Stock, or (C) combine or reclassify the outstanding Common Stock shares into a smaller number of Common Stock shares, the number of shares constituting Restricted Shares shall be proportionately adjusted so that Lender after such date shall be entitled to acquire upon vesting the number of Restricted Shares which Lender would have owned or been entitled to receive in respect of the Restricted Shares had such Restricted Shares vested immediately prior to the record date for such corporate action;

(vi) until the Restricted Shares vest, Lender shall not be entitled to exercise any voting rights with respect to the Restricted Shares; and

(vii) the certificates evidencing the Restricted Shares shall be held in escrow by an escrow agent mutually agreeable to Lender and Soupman, and each of Lender and Soupman agrees to execute an escrow agreement (substantially in the form of Exhibit D, the “Escrow Agreement”) with an escrow agent providing for delivery of the Restricted Shares in accordance with the foregoing and for customary provisions indemnifying the escrow agent against liabilities for the performance of its duties thereunder.

(c) Soupman hereby grants to Lender the following registration rights with respect to the Vested Shares and the Restricted Shares (collectively, the “Registrable Securities”):

(i) whenever Soupman proposes to file a registration statement (other than a registration statement on Form S-8) under the Securities Act, it will, prior to such filing, give written notice to Lender of its intention to do so.  Upon the written request of Lender given within fifteen (15) days after Soupman provides such notice, Soupman shall use its best efforts to cause all Registrable Securities which Soupman has been requested by Lender to register to be registered under the Act to the extent necessary to permit their sale or other disposition.  Lender will cooperate with Soupman in providing such information as Soupman shall reasonably request in order to complete the information required by such registration statement.  Notwithstanding the foregoing, Lender agrees, if the registration statement pursuant to which the Registrable Securities are to be registered is a firm commitment underwritten offering, that if it is necessary or desirable, as determined by the opinion of the underwriter, that the number of Registrable Securities to be included in such offering may be reduced, then the aggregate number of shares of selling stockholders that will be included in the registration statement shall be allocated among all such selling stockholders in proportion, as nearly as practicable, to the respective amounts of shares which the selling stockholders had initially requested to be included in such registration statement;

(ii) Soupman’s obligation to register the Registrable Securities shall expire upon the earlier to occur of: (A) Lender’s disposition of all of the Registrable Securities; or (B) the expiration of one year following the last vesting of the Restricted Shares if, at such date, the Registrable Securities are eligible for resale under Rule 144 pursuant to the Act;

(iii) in connection with the registration of the Registrable Securities pursuant to the Act, Soupman shall cause such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by Soupman are then listed;

(iv) Soupman shall be responsible for all expenses associated with the registration of the Registrable Securities other than brokerage or selling commissions tied to the sale of the Registrable Securities which shall be the responsibility of Lender; and

(v) the rights and obligations of Soupman and Lender under this Section 5(c) shall survive the termination of this Agreement, the occurrence of the Forbearance Termination Date and the repayment of the Loans.

(d) Simultaneously with the execution of this Agreement, Soupman shall deliver to Lender a keepwell agreement, substantially in the form of Exhibit B attached hereto (the “Keepwell Agreement”), pursuant to which Soupman agrees to use its best efforts to provide TOSI and its subsidiaries with sufficient capital to enable TOSI and its subsidiaries to perform their respective obligations under this Agreement, and to repay the Loans.

6. Representations and Warranties. Each of the Soupman Entities, jointly and severally, represent and warrant to Lender as follows:

(a) Each of this Agreement, the TOSI Entities Guaranty, and the other documents and instruments contemplated hereby, and the performance of the transactions contemplated hereby and thereby, are within the entity powers of the respective Soupman Entities, and have been duly authorized by all necessary entity action by the respective Soupman Entities.

(b) Each of this Agreement, the TOSI Entities Guaranty, and the other documents and instruments contemplated hereby constitute the legal, valid and binding obligations of the respective Soupman Entities party thereto, enforceable against each of the Soupman Entities party thereto in accordance with their respective terms.

(c) The execution, delivery and performance by each of the Soupman Entities of this Agreement, the TOSI Entities Guaranty and the other documents and instruments contemplated hereby do not constitute a breach of, or an event of default under any agreement, contract, instrument, document or other arrangement to which any of the Soupman Entities is a party or by which any of the Soupman Entities or any of their respective assets is bound.

(d) None of the Soupman Entities is a party to any registration rights agreements or preemptive rights agreements with any stockholder, and to the knowledge of the Soupman Entities, there are no stockholders agreements, voting agreements, or other investor rights agreements with or among any stockholders of Soupman.  Except as disclosed in its filings with the Securities and Exchange Commission prior to the date hereof, there are no outstanding options, warrants, conditional purchase agreements or other arrangements entitling any person to acquire Common Stock or other voting securities of Soupman or securities convertible into or exchangeable for Common Stock or voting stock of Soupman.

(e) None of the TOSI Entities has outstanding any material indebtedness, fixed or contingent, other than the indebtedness to Lender pursuant to the TOSI Entities Guaranty.

(f) TOSI does not own a majority of the equity interest in any entity other than International.  Upon reinstatement of Kiosk, TOSI will own not less than a majority of the equity interest of Kiosk.  Soupman does not own a majority of the equity interest in any entity other than TOSI.  TOSI does not conduct any business operations other than through TOSI and the other TOSI Entities.

(g) The issuance and delivery of the Vested Shares have been duly authorized by all necessary corporate action, and the Vested Shares are legally issued, fully paid and non-assessable.  The issuance and delivery of the Restricted Shares in accordance with this Agreement have been duly authorized by all necessary corporate action, and upon satisfaction of the conditions set forth in this Agreement for vesting, upon the issuance and delivery thereof, the Restricted Shares (or portion thereof, as applicable) will be legally issued, fully paid and non-assessable.  Upon the issuance and delivery of the Vested Shares to Lender, Soupman shall have delivered to Lender a certified copy of resolutions of the Board of Directors of Soupman evidencing the authorization of the issuance of the Vested Shares and the Restricted Shares.

7. Covenants.  The Soupman Entities covenant and agree as follows:

(a) Within 45 calendar days following the end of each fiscal quarter of Soupman, commencing with the fiscal quarter ending May 31, 2011, the TOSI Entities shall provide Lender with the most recent statements of accounts payable (including a detailed aging report), accounts receivable (including a detailed aging report) and indebtedness (including the creditor and the amount of the obligation) as of the last day of the most recently completed fiscal quarter, of each of the TOSI Entities; provided, however, that to the extent such information is not publicly available, Lender agrees to maintain the confidentiality of such information except for disclosure to her accountants, attorneys and other representatives who shall also agree to abide by such confidentiality obligations and agrees not to use such information for any purpose other than to monitor the compliance by the TOSI Entities with this Agreement and the TOSI Entities Guaranty;

(b) Soupman shall provide Lender with evidence of the authorization by the respective board of directors or equivalent thereof of each of the Soupman Entities of this Agreement, the TOSI Entities Guaranty and the other documents and instruments contemplated hereby;

(c) none of the Soupman Entities shall execute any agreement, instrument or document or take any action which, if such agreement, instrument or document had been in existence on the Effective Date or such action had been taken prior to or on the Effective Date, would have constituted a breach of the representations and warranties contained in this Agreement or the TOSI Entities Guaranty; and

(d) all obligations of the Soupman Entities pursuant to this Agreement, the TOSI Entities Guaranty, the Keepwell Agreement and the Escrow Agreement shall survive the Forbearance Termination Date until such time as the Loans are indefeasibly paid or otherwise satisfied in full.

8. Forbearance Default.  Each of the following shall constitute a “Forbearance Default”:

(a) failure of the TOSI Entities to make a payment, when due, against the Outstanding Balance as required by this Agreement or the TOSI Entities Guaranty, and such failure remains uncured for two (2) Business Days after notice thereof to TOSI from Lender; provided, however, that upon tender by or on behalf of the TOSI Entities of such overdue payment within five (5) Business Days following the date of such notice, accompanied by a late payment fee equal to 10% (ten percent) of the amount of such overdue payment, Lender shall accept such overdue payment and late payment fee, and the Forbearance Default pursuant to this paragraph (a) with respect to that specific overdue payment shall be deemed to have been cured;

(b) failure of any of the Soupman Entities to perform any of its agreements and covenants set forth in this Agreement, the TOSI Entities Guaranty, the Keepwell Agreement, the Escrow Agreement or any of the documents or instruments contemplated hereby or thereby (other than as provided in paragraph (a) of this Section 8), and such failure shall continue for seven (7) Business Days after written notice from Lender;

(c) any of the representations and warranties of any of the Soupman Entities shall have been false or misleading as of the date made or deemed made;

(d) if, at any time, Lender shall fail to have a perfected first priority lien on and security interest in all of the assets of the TOSI Entities to the extent required by this Agreement and the TOSI Entities Guaranty;

(e) a Change in Control of Soupman shall occur;

(f) any of the Soupman Entities shall commence any bankruptcy, reorganization, debt arrangement or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any of the Soupman Entities and such proceeding shall continue undismissed or unstayed for sixty (60) days after the commencement thereof, or a trustee, receiver, or other custodian is appointed for any of the Soupman Entities or over a material portion of the assets of any of the Soupman Entities;

(g) any judgment, decision or recovery shall be obtained by the trustee of SKII’s bankruptcy estate in respect of any of the assets of the Soupman Entities that adversely affects Lender’s rights hereunder in any material respect;

(h) Soupman shall fail to comply on a timely basis with its obligations pursuant to the Act or the Exchange Act; or

(i) If (i) Kiosk shall not have been reinstated under the BCL by September 30, 2011, (ii) upon reinstatement, Kiosk shall not have executed the Joinder within seven (7) Business Days following receipt of notice of the effectiveness of such reinstatement but in any event within not more than twenty (20) calendar days following the effectiveness of such reinstatement; or (iii) the Soupman Entities shall otherwise default in the performance of their obligations (other than as set forth in clauses (i) or (ii) of this paragraph (i)) under Section 2(b) of this Agreement, and such default shall continue unremedied for five (5) Business Days after written notice thereof from Lender to TOSI.

9. Remedies.  A Forbearance Default shall constitute a default under this Agreement and under the Loan Documents.  Upon the occurrence of a Forbearance Default, Lender, at her sole and exclusive option, may exercise any or all of the remedies available to Lender herein, or under any of the applicable Loan Documents, or that Lender may otherwise have at law or in equity, and without the requirement of any further notice or other action by the Lender to the same extent as if the Lender had not agreed to stand-still and forbear from exercising any of Lender’s rights and remedies during the Forbearance Period.

10. Releases.  Upon the indefeasible payment in full of all of the Loans and in accordance with the Escrow Agreement, (i) Lender, on the one hand, and the Soupman Entities, on the other hand, shall exchange mutual releases in substantially the form of Exhibit C attached hereto, (ii) Lender, on the one hand, and each of Seb Rametta and Daniel Rubano, individually, on the other hand, shall exchange mutual releases in substantially the form of Exhibit C attached hereto, and (iii) Thomas Cappa, individually, on the one hand, and the Soupman Entities, on the other hand, shall exchange mutual releases in substantially the form of Exhibit C attached hereto. Upon reinstatement of Kiosk, each of Kiosk and Lender shall execute the respective releases substantially in the form of Exhibit C and deliver such releases pursuant to the Escrow Agreement.

11. Successors and Assigns.  This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective heirs, successors and permitted assigns (whether by merger, consolidation, acquisition or otherwise), and nothing herein is intended to confer any right, remedy or benefit upon any other person.  None of the Soupman Entities may assign its rights or delegate its obligations under this Agreement, the TOSI Entities Guaranty or any of the agreements, instruments or documents contemplated hereby or thereby without the express prior written consent of Lender.

12. Amendment.  No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto.  Failure of any party to enforce any provision of this Agreement, the TOSI Entities Guaranty or any of the agreements, instruments or documents contemplated hereby or thereby, shall not be construed as a waiver of its rights under such or any other provision.  No waiver of any provision of this Agreement, the TOSI Entities Guaranty or any of the agreements, instruments or documents contemplated hereby or thereby in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

13. Notices.  All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt, when delivered personally, by first class mail or by recognized overnight courier, or when successfully transmitted by facsimile or by email of a .pdf document (with a confirming copy of such communication to be sent as provided in the foregoing clause although such notice to be effective upon the date sent by facsimile or email of a .pdf document), to the party for whom intended, at the address or facsimile number for such party set forth on the signature page of this Agreement, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein.

14. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed on signature pages exchanged by facsimile or .pdf, in which event each party shall promptly deliver to the others such number of original executed copies as the others may reasonably require, but for evidentiary purposes, such facsimile or .pdf signatures shall constitute original signatures hereof; provided, however, the failure to exchange such original signature pages after exchanging any facsimile or scanned .pdf signature pages shall not affect the enforceability of this Agreement.

15. Construction.  Lender and the Soupman Entities have jointly prepared this Agreement and agreed to the use of the particular language of the provisions of this Agreement, the TOSI Entities Guaranty and the agreements, documents and instruments contemplated hereby and thereby.  Any question of doubtful interpretation shall not be resolved by any rule of interpretation providing for interpretation against the party who causes an uncertainty to exist or against the draftsman.  This Agreement, including all Exhibits and Schedules attached hereto, sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings of the parties with respect to its subject matter; provided, however, that the foregoing shall not supersede the Loan Documents, the original guaranties thereof and the other documents and instruments contemplated thereby.  If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

16. Expenses; Closing Payments.  The Soupman Entities shall, upon demand by Lender, promptly reimburse Lender for Lenders costs and expenses, including reasonable attorney’s fees not to exceed $20,000, incurred in connection with the specific negotiation, drafting and execution and delivery of this Agreement; provided, however, that the foregoing is in addition to and not instead of the obligations to reimburse Lender for Lender’s expenses in enforcing and collecting the Loans. Notwithstanding anything to the contrary hereinabove contained, Lender and Soupman acknowledge that upon execution of this Agreement the Soupman Entities will be delivering a check to Lender in the amount of twenty thousand dollars ($20,000) and agree that the remaining fifty thousand dollars ($50,000) that would otherwise have been due to Lender upon execution of this Agreement shall be paid to Lender by the Soupman Entities over the next one hundred and twenty (120) days.

17. Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Address: 1110 South Avenue Suite 100 Staten Island, NY 10314 Fax: (212) 768-7055	THE ORIGINAL SOUPMAN, INC. By: /s/ Robert Bertrand Name: Robert Bertrand Title: President
Address: 1110 South Avenue Suite 100 Staten Island, NY 10314 Fax: (212) 768-7055	SOUPMAN, INC. By: /s/ Robert Bertrand Name: Robert Bertrand Title: President
Address: 1110 South Avenue Suite 100 Staten Island, NY 10314 Fax: (212) 768-7055	INTERNATIONAL GOURMET SOUPS INC. By: /s/ Robert Bertrand Name: Robert Bertrand Title: President

Address:
200 East End Avenue
Apt. 12 EAP
New York, NY 10128
Fax:  (516) 214-8428
with a courtesy copy to:
Vedder Price P.C.
1633 Broadway, 47th Floor
New York, NY 10019
Attention:  Steven R. Berger, Esq.
Fax:  (212) 407-7799
/s/ Penny Fern Hart Penny Fern Hart

SCHEDULES AND EXHIBITS

EXHIBITS

EXHIBIT A                                TOSI ENTITIES GUARANTY

EXHIBIT B                                KEEPWELL AGREEMENT

EXHIBIT C                                FORM OF RELEASE

EXHIBIT D                                ESCROW AGREEMENT

EXHIBIT E                                JOINDER

SCHEDULE I

LOANS

Date of original note	April 11, 2007
Original amount of note	$1,000,000.00
Unpaid principal balance	$962,000.00
Maturity date	April 17, 2008
Interest rate	Prime plus 1% (through April 17, 2008);
thereafter, Prime plus 4% as default rate
Date to which interest has been paid	February 1, 2011
Late fees and expenses	As set forth in the Note

Summary description of collateral and guarantees:

The principal of, accrued interest on and all fees payable in respect of the Loan are secured by all assets, tangible and intangible, of Soup Kitchen International, Inc. The Original Soup Man, Inc. has guaranteed the entire balance of the Loan, plus all accrued interest thereon, and all fees due in respect thereof, and has granted a security interest in all of its assets to secure such guarantee.

Date of original note	June 17, 2008
Original amount of note	$ 538,000.00
Unpaid principal balance	$ 538,000.00
Maturity date	June 17, 2009
Interest rate	Prime plus 1% (through June 17, 2009);
thereafter, Prime plus 3% as default rate
Date to which interest has been paid	February 1, 2011
Late fees and expenses	As set forth in the Note

Summary description of collateral and guarantees

The principal of, accrued interest on and all fees payable in respect of the Loan are secured by all assets, tangible and intangible, of Soup Kitchen International, Inc. The Original Soup Man, Inc., has guaranteed the entire balance of the Loan, plus all accrued interest thereon, and all fees due in respect thereof, and has granted a security interest in all of its assets to secure such guarantee.